Exhibit 99.1
PACKETEER®, INC. ANNOUNCES PRELIMINARY FIRST QUARTER REVENUE RESULTS
CUPERTINO, Calif. — April 4, 2007 — Packeteer®, Inc. (NASDAQ: PKTR), the global leader in high-performance, intelligent WAN Application Delivery, today announced preliminary revenue results for the quarter ended March 31, 2007.
Based on preliminary financial information, the Company expects to report disappointing net revenues for the first quarter 2007. Current estimates indicate revenues of between $31 million and $33 million, which would reflect a sequential decrease of approximately 25% from the fourth quarter 2006. The Company had previously provided guidance for the first quarter of flat to slightly higher revenues compared with those reported in the fourth quarter 2006. First quarter results are preliminary and thus are subject to the Company’s management and independent registered public accounting firm completing their quarterly review procedures.
“These preliminary revenue results are very disappointing” said Dave Côté, president and CEO of Packeteer. “While they will also have a significant impact on our bottom line results for the first quarter, we remain optimistic about our long-term business opportunities. We plan to share more analysis during our first quarter 2007 financial conference call when we will address the first quarter revenue shortfall as well as our plans to adjust our operating plans.”
The Company also announced that Arturo Cazares has resigned as Vice-President, Worldwide Sales after slightly more than three years at Packeteer. The Company has retained an executive recruiting firm to begin the search for his successor. Dave Côté, the Company’s Chief Executive Officer, will assume responsibility for the management of the Company’s sales organization until a replacement has been hired.
The Company will conduct a conference call following the release of its complete first quarter financial results. The Company current anticipates this financial release to be made on April 19, 2007, after the close of the markets.
About Packeteer
Packeteer (NASDAQ: PKTR) Packeteer is the global market leader in high-performance, intelligent WAN Application Delivery. With over 65,000 systems deployed at more than 7,000 customers worldwide, Packeteer solutions increase WAN capacity and accelerate and ensure predictable network application performance for all users anywhere in the distributed enterprise. By automatically classifying over 600 applications and protocols and utilizing the most comprehensive network monitoring, QoS, WAFS and acceleration technologies, Packeteer solutions improve business operational efficiency and provide customers with a rapid return on investment. For more information, contact Packeteer via telephone at +1 (408) 873-4400, fax at + 1 (408) 873-4410, or by email at info@packeteer.com, or visit the Company’s website at www.packeteer.com. Packeteer is headquartered in Cupertino, CA.
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Safe Harbor Clause
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Packeteer’s expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include, but are not limited to, express or implied statements regarding future revenues, including future revenues related to our recent acquisition of Tacit Networks, revenue growth and profitability, spending levels by existing and prospective customers, the markets for our products, new product development, liquidity and macro economic conditions. We are also subject to general risks associated with our need to successfully integrate the Tacit Networks operations as well as successfully integrate any other acquisitions we complete in the future. All forward-looking statements included in this press release are based upon information available to Packeteer as of the date hereof. Packeteer assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Actual results may differ materially due to a number of factors including the perceived need for our products, our ability to convince potential customers of our value proposition, the costs of competitive solutions, continued capital spending by prospective customers and macro economic conditions. These and other risks relating to Packeteer’s business are set forth in Packeteer’s Form 10-K filed with the Securities and Exchange Commission on March 16, 2007, and Packeteer’s Form 10-Qs and other reports filed from time to time with the Securities and Exchange Commission.
Packeteer, PacketShaper, PacketShaper Express are trademarks or registered trademarks of Packeteer, Inc. All other products and services are the trademarks of their respective owners.
Investor Contact
David C. Yntema
Chief Financial Officer
408-873-4518
dyntema@packeteer.com